SCHEDULE M,
                           AS AMENDED AUGUST 13, 2013
                                       TO
                        THE ADVISORS' INNER CIRCLE FUND
                        AMENDED AND RESTATED RULE 18F3
                              MULTIPLE CLASS PLAN
                            DATED FEBRUARY 21, 2007

                    THOMSON HORSTMANN & BRYANT MICROCAP FUND
                THOMSON HORSTMANN & BRYANT SMALL CAP VALUE FUND

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                                            INVESTOR CLASS   INSTITUTIONAL CLASS
        FUND                                    SHARES             SHARES
--------------------------------------------------------------------------------
Thomson Horstmann & Bryant
MicroCap Fund                                     X                  X
--------------------------------------------------------------------------------
Thomson Horstmann & Bryant
Small Cap Value Fund                              X                  X
--------------------------------------------------------------------------------

                                                                     EXHIBIT M.1

                    THOMSON HORSTMANN & BRYANT MICROCAP FUND
                THOMSON HORSTMANN & BRYANT SMALL CAP VALUE FUND

                        CERTIFICATE OF CLASS DESIGNATION

                             INVESTOR CLASS SHARES


1.   CLASS SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Investor Class Shares are sold without a load or sales charge, but are subject to a Rule 12b1 fee. The Trust, on behalf of each Fund, will make monthly payments to the distributor under the distribution plan approved by the Board of Trustees at an annual rate of up to 0.25% of each Fund's average daily net assets attributable to Investor Class Shares. The Distributor will use its fee for expenses associated with the promotion and sale of the Funds' Investor Class Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel. Investor Class Shares are subject to a shareholder service plan under which the Fund may pay an annual fee up to 0.25% of assets attributable to Investor Class Shares (the "Plan"). The fee is used to compensate service providers for services and expenses incurred in connection with shareholder or account maintenance and other services to Investor Class Shares shareholders (including, where applicable, any underlying beneficial owners) identified in the Plan.

2.   ELIGIBILITY OF PURCHASERS

     Investor Class Shares are available to individual and institutional customers and may require a minimum initial investment (as described in each prospectus).

3.   EXCHANGE PRIVILEGES

     Investor Class Shares of each Thomson Horstmann & Bryant Fund may be exchanged for Investor Class Shares of another Thomson Horstmann & Bryant Fund in accordance with the procedures disclosed in each Fund's prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each Investor Class Share shareholder will have one vote for each full Investor Class Share held and a fractional vote for each fractional Investor Class Share held. Investor Class Share shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements;
     (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Investor Class Share shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.   CONVERSION RIGHTS

     Investor Class Shares do not have a conversion feature.

                                                                     EXHIBIT M.2

                    THOMSON HORSTMANN & BRYANT MICROCAP FUND
                THOMSON HORSTMANN & BRYANT SMALL CAP VALUE FUND

                        CERTIFICATE OF CLASS DESIGNATION

                           INSTITUTIONAL CLASS SHARES


1.   CLASS SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Institutional Class Shares are sold without a load or sales charge, and are not subject to a Rule 12b1 fee or shareholder services plan.

2.   ELIGIBILITY OF PURCHASERS

     Institutional Class Shares are principally designed for purchase by institutional investors, subject to the minimum investment requirement described in each Fund's prospectus.

3.   EXCHANGE PRIVILEGES

     Institutional Class Shares of each Thomson Horstmann & Bryant Fund may be exchanged for Institutional Class Shares of another Thomson Horstmann & Bryant Fund in accordance with the procedures disclosed in each Fund's prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each Institutional Class Share shareholder will have one vote for each full Institutional Class Share held and a fractional vote for each fractional Institutional Class Share held. Institutional Class Share shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Institutional Class Share shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.   CONVERSION RIGHTS

     Institutional Class Shares do not have a conversion feature.